Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FMC Corporation:

We consent to the use of our report dated February 28, 2019, except with respect to the effects of reporting the FMC Lithium segment as a discontinued operation, as discussed in Note 1, as to which the date is August 2, 2019, with respect to the consolidated balance sheets of FMC Corporation and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income (loss), comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II – valuation and qualifying accounts and reserves, which has been incorporated by reference herein.

/s/ KPMG LLP
Philadelphia, Pennsylvania
December 19, 2019

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FMC Corporation:

We consent to the use of our reports dated February 28, 2019, with respect to the consolidated balance sheets of FMC Corporation and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income (loss), comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II – valuation and qualifying accounts and reserves, and the effectiveness of internal control over financial reporting as of December 31, 2018, which has been incorporated by reference herein.

/s/ KPMG LLP
Philadelphia, Pennsylvania
December 19, 2019